Exhibit 10.2

ASSIGNMENT AND ASSUMPTION AGREEMENT

EMPLOYMENT AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is dated effective as of April 24, 2020 by and among Ourgame International Holdings Limited, a Cayman Islands corporation (“Ourgame”), Allied Esports Entertainment, Inc. (formerly known as Black Ridge Acquisition Corp.), a Delaware corporation (“AESE”), Trisara Ventures, LLC (“Trisara Ventures”), and Adam J. Pliska (“Employee”). Ourgame, AESE, Trisara Ventures and Employee are collectively referred to as the “Parties.”

A. Trisara Ventures and Employee provide services for the benefit of WPT Enterprises, Inc. (“WPT”), a wholly-owned subsidiary of Ourgame, and its affiliates, pursuant to the Executive Engagement Agreement dated as of January 24, 2018, by and among Ourgame, Trisara Ventures and Employee (as amended by that certain Amendment 1 dated June 2018, the “Employment Agreement”);

B. AESE consummated the merger transaction (the “Merger”) on August 9, 2019 (the “Effective Date”), as contemplated in that certain Agreement and Plan of Reorganization dated as of December 19, 2018, as amended on August 5, 2019, by and among AESE, Black Ridge Merger Sub Corp., Allied Esports Media Inc. (f/k/a Allied Esports Entertainment, Inc.), Noble Link Global Limited, Ourgame, and Primo Vital Ltd.;

C. In connection with the Merger, the Parties wish to enter into this Agreement to, among other things, except as set forth below, assign the right and obligations of Ourgame under the Employment Agreement from Ourgame to AESE, and AESE’s assumption of the same, as of the Effective Date;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1. Assignment and Assumption. Effective as of the Merger, (a) Ourgame hereby assigns to AESE all of Ourgame’s rights, title and interest in, to and under the Employment Agreement, and AESE hereby accepts the same and assumes all obligations of Ourgame under the Employment Agreement; and (b) all references to the “Company” contained in the Employment Agreement shall be understood to be references to AESE. Trisara and Employee hereby consent to the foregoing assignment and assumption of the Employment Agreement.

2. Amendment to Employment Agreements. AESE, Trisara and Employee agree that the following terms of the Employment Agreement are amended as follows:

a.	Trisara is no longer a party to the Employment Agreement. All fees paid under the Employment Agreement are paid to Employee, and not Trisara, and any obligations of Trisara set forth in the Employment Agreement will be satisfied by Employee.

b.	No compensation shall be paid for Employee’s service as a director of AESE or its affiliates other than compensation established and approved by the Board of Directors of AESE.

c.	Section 3 of the Employment Agreement, providing that Employee is entitled to $315,000 in annual employee compensation (currently 334,326.72) and $85,000 in annual consultancy and board compensation is amended to provide that the $85,00 payment shall be for employment services only and not for any consulting or board services, and such $85,000 payment shall be paid in two equal installments on or about June 30 and December 31 of each calendar year. Effective as of May 1, 2020, Employee’s compensation shall be reduced by 10% for a six-month period.

d.	Employee’s bonus eligibility for services in the calendar year 2020 shall be upon those terms and conditions approved by the Board, which shall control over Section 3, bullet 2 of the Employment Agreement.

e.	Section 5(d), providing that Trisara’s compensation will increase from $85,000 per year to $150,000 per year for consulting services upon the Termination of Employee or sale of WPT, is deleted.

3. Satisfied Obligations. Notwithstanding Section 1, the Parties acknowledge and agree that the following obligations set forth in the Employment Agreement are no longer part of the Employment Agreement, and have been satisfied or are superseded by subsequent agreements as follows:

a.	The Company’s obligations with respect to any spin off set forth in Section 3, bullet 4 have been satisfied;

b.	Trisara’s obligation to perform consulting and board related duties set forth in Section 1, bullet 6 have been satisfied;

c.	The Company’s payment obligations upon the sale or disposition of the Company set forth in Section 3, bullet 5 are subject to a new agreement between AESE and Employee;

d.	The Company’s payment obligation for up to $1,500,000 based upon the profitability of the Company has been satisfied

4. Governing Law; Venue. This Agreement shall be governed by the laws of the State of California without regard to its conflicts-of-law principles. The Parties expressly acknowledge and agree that any judicial action to enforce any right of any Party under this Agreement may be brought and maintained in the State of California, and the Parties consent to the jurisdiction of the courts of the State of California, County of Orange, and the federal courts located in the Central District of the State of California. Accordingly, the Parties hereby submit to the process, jurisdiction and venue of any such court. Each Party hereby waives, and agrees not to assert, any claim that it is not personally subject to the jurisdiction of the foregoing courts in the State of California or that any action or other proceeding brought in compliance with this Section is brought in an inconvenient forum.

5. Counterparts. This Agreement may be executed in counterparts, all of which taken together shall constitute one agreement binding on the Parties. Facsimile and electronically transmitted signatures shall be valid and binding to the same extent as original signatures. In making proof of this Agreement, it will be necessary to produce only one copy signed by the Party to be charged.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed as of the date first written above.

OURGAME INTERNATIONAL HOLDINGS LIMITED

By:	/s/ Eric Yang
Name:	Eric Yang
Its:	CEO

ALLIED ESPORTS ENTERTAINMENT, INC.

By:	/s/ Frank Ng
Name:	Frank Ng
Its:	CEO

Employee hereby consents to the terms and conditions of the Agreement.

/s/ Adam Pliska
Adam J. Pliska

Trisara Ventures, LLC herby consents to the terms and conditions of the Agreement.

TRISARA VENTURES, LLC

By:	/s/ Adam Pliska
Name:	Adam Pliska
Its:	CEO

[Signature page to Assignment and Assumption Agreement]

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